SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 26, 2008

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.04	Triggering Events That Accelerate a Direct Financial Obligation.

As disclosed in Item 8.01 below, on June 26, 2008, Lockheed Martin Corporation announced the planned redemption of all of the outstanding $1,000,000,000 in original aggregate principal amount of its Floating Rate Convertible Senior Debentures due 2033 on August 15, 2008. The debentures may be converted by holders at any time prior to 5:00 p.m. Eastern time on August 14, 2008. In connection with any such conversion, Lockheed Martin is required to pay cash in lieu of common stock for the accreted principal amount of any debentures so converted. The aggregate accreted principal amount of the debentures outstanding as of June 25, 2008 is $999,739,000.

Item 3.02	Unregistered Sale of Equity Securities.

As disclosed in Item 8.01 below, Lockheed Martin intends to satisfy its conversion obligations in excess of the accreted principal amount of its outstanding Floating Rate Convertible Senior Debentures due 2033 entirely in shares of common stock, with any fractional share being paid in cash. The debentures are convertible by holders into shares of the Corporation’s common stock as described below and as provided in the indenture. The indenture and the first supplemental indenture thereto previously have been filed with the SEC and are incorporated herein by reference. The issuance of the shares of common stock upon conversion by holders is exempt from registration under Section 3(a)(9) of the Securities Act of 1933, because no commission or other remuneration is being paid in connection with the conversion of the debentures and the issuance of the shares.

The number of shares issued upon conversion of the debentures may exceed 1% of the Corporation’s outstanding common stock. The actual number of shares of common stock issued will depend upon the amount of debentures tendered for conversion and the trading price of the Corporation’s common stock over the ten-day pricing period specified in the indenture applicable to each presentation for conversion. Assuming all of the oustanding debentures are converted and an average trading price of the Corporation’s common stock over such trading period of $103.83 per share (which is the last trading price of our common stock on June 25, 2008), the aggregate number of shares of common stock issuable upon conversion would be approximately 4,167,584 shares. As the debentures are presently convertible, the shares issuable upon conversion previously have been incorporated into the calculation of the Corporation’s fully diluted share count and fully diluted earnings per share.

The debentures originally were issued in August 2003 in a private placement under Rule 144A. The resale of the debentures subsequently was registered by a registration statement (No. 333-108333) on Form S-3 filed with the SEC on August 28, 2003.

Item 5.03.	Amendments to Articles of Incorporation.

The Corporation’s Board of Directors approved a restatement of the Corporation’s charter on June 26, 2008. The restatement does not amend the charter but merely restates it into a single document incorporating prior amendments. A copy of the restated charter is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 26, 2008, the Corporation announced the planned redemption of all of the outstanding $1,000,000,000 in original aggregate principal amount of its Floating Rate Convertible Senior Debentures due 2033 on August 15, 2008. Lockheed Martin will redeem the debentures at a redemption price equal to $1,000 per $1,000 in original principal amount of debentures.

In accordance with the terms of the indenture governing the debentures, the debentures may be converted at any time prior to 5:00 p.m. Eastern time on August 14, 2008. Holders who want to convert debentures must satisfy the requirements for conversion in the indenture and the debentures. The conversion rate, as adjusted to

June 26, 2008, is 13.7998 shares of common stock for each $1,000 in original principal amount of debentures. Under the terms of the indenture, Lockheed Martin is required to pay cash in lieu of common stock for the accreted principal amount of the debentures, which at all times up to the redemption date will be equal to the original principal amount of the debentures. The indenture provides that Lockheed Martin is entitled at its option to settle the remaining conversion obligations in cash, shares of Lockheed Martin common stock or a combination of cash and common stock. Lockheed Martin intends to satisfy its conversion obligations in excess of the accreted principal amount of the debentures entirely in shares of common stock, with any fractional share being paid in cash.

ANY DEBENTURES THAT HAVE NOT BEEN DELIVERED TO THE CONVERSION AGENT AS OF 5:00 P.M., NEW YORK TIME, ON AUGUST 14, 2008, NO LONGER WILL BE ELIGIBLE FOR CONVERSION AND WILL BE REDEEMED AT THE REDEMPTION PRICE OF $1,000 FOR EACH $1,000 IN PRINCIPAL AMOUNT ON AUGUST 15, 2008.

The Corporation does not expect that the redemption of the debentures, or the anticipated conversions by holders in advance of redemption, will have a material effect on the Corporation’s financial condition or results of operations. Copies of the press release, notice to the trustee and notice to holders are furnished as Exhibit 99.1, 99.2 and 99.3.

Item 9.01.	Exhibits.

Exhibit No.	Description
3.1	Charter of Lockheed Martin Corporation, as restated as of June 26, 2008.

4.1	Indenture dated as of August 13, 2003, between Lockheed Martin Corporation and The Bank of New York, as Trustee, for the $1,000,000,000 in original aggregate principal amount of Floating Rate Convertible Senior Debentures due August 13, 2033 (incorporated by reference to Exhibit 4.4 to Lockheed Martin Corporation’s Registration Statement on Form S-3 (No. 333-108333) filed with the SEC on August 28, 2003).

4.2	First Supplemental Indenture between Lockheed Martin Corporation and The Bank of New York, as Trustee, dated December 6, 2004, for the $1,000,000,000 in original aggregate principal amount of Floating Rate Convertible Senior Debentures due August 13, 2033 (incorporated by reference to Exhibit 99 to Lockheed Martin Corporation’s Current Report on Form 8-K filed with the SEC on December 8, 2004).

99.1	Press Release dated June 26, 2008 announcing redemption of all of the Corporation’s outstanding $1,000,000,000 in original aggregate principal amount of Floating Rate Convertible Senior Debentures due August 13, 2033.

99.2	Notice to Trustee regarding redemption of all of the Corporation’s outstanding $1,000,000,000 in original aggregate principal amount of Floating Rate Convertible Senior Debentures due August 13, 2033.

99.3	Notice to Holders regarding redemption of all of the Corporation’s outstanding $1,000,000,000 in original aggregate principal amount of Floating Rate Convertible Senior Debentures due August 13, 2033.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman Vice President and Associate General Counsel

June 26, 2008

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